Exhibit 99.2

Hermes Business of Honeywell International, Inc.

Combined Financial Statements

For the Years Ended December 31, 2019 and 2018

With Report of Independent Auditors

Deloitte & Touche LLP 50 South 6th Street Suite 2800 Minneapolis, MN 55402-1538 USA

Tel: +1 612 397 4000 Fax: + 612 397 4450 www.deloitte.com

Independent Auditors Report

To the Shareowners and Board of Directors of Honeywell International Inc. Charlotte, North

Carolina

We have audited the accompanying combined financial statements of the Hermes Business, which consists of the Retail Footwear line of business, of Honeywell International, Inc. and subsidiaries (the “Company”), which comprise the combined balance sheets as of December 31, 2019, and 2018, and the related combined statements of operations, comprehensive income, cash flows, and equity for each of the two years in the period ended December 31, 2019, and 2018, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to error or fraud.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by managements, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hermes Business of Honeywell International, Inc. and subsidiaries as of December 31, 2019, and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1 to the combined financial statements, the accompanying combined financial statements have been derived from the separate records maintained by Honeywell International Inc. The combined financial statements also include expense allocations for certain corporate functions historically provided by Honeywell International Inc. These allocations may not be reflective of the actual expense that would have been incurred had the Company operated as a separate entity apart from Honeywell International Inc. A summary of transactions with related parties is included in Note 3 to the combined financial statements. Our opinion is not modified in respect of this matter.

December 15, 2020

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Twelve Months Ended
	December 31,
	2019	2018
NET SALES	$203,028	$194,495
COST OF GOODS SOLD	139,824	142,143
GROSS MARGIN	63,204	52,352

OPERATING EXPENSES	53,236	49,540

INCOME BEFORE INCOME TAXES	9,968	2,812

INCOME TAX EXPENSE	4,258	2,403

NET INCOME	$5,710	$409

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

	Twelve Months Ended
	December 31,
	2019	2018
NET INCOME	$5,710	$409

OTHER COMPREHENSIVE INCOME (LOSS), net of tax
Foreign exchange translation adjustment	468	(1,014)

COMPREHENSIVE INCOME (LOSS)	$6,178	$(605)

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED BALANCE SHEETS

(Dollars in thousands)

	December 31,	December 31,
	2019	2018
ASSETS:
CURRENT ASSETS:
Trade receivables – net	$45,975	$56,724
Inventories – net	54,397	48,271
Total current assets	100,372	104,995
PROPERTY, PLANT & EQUIPMENT – net	12,692	13,602
GOODWILL	34,980	34,980
OTHER IDENTIFIED INTANGIBLES – net	17,800	17,800
DEFERRED INCOME TAXES	27	37
OTHER ASSETS	1,893	1,632
TOTAL ASSETS	$167,764	$173,046

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	18,374	17,577
Accrued liabilities	9,017	9,781
Total current liabilities	27,391	27,358
DEFERRED INCOME TAXES	3,371	3,888
OTHER LIABILITIES	1,631	721
TOTAL LIABILITIES	32,393	31,967
EQUITY:
Invested Equity	136,126	142,302
Accumulated other comprehensive (loss)	(755)	(1,223)
Total equity	135,371	141,079
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$167,764	$173,046

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Twelve Months Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,710	$409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,009	1,940
Provision for allowance for doubtful accounts	990	708
Deferred income taxes	(507)	(105)
Stock compensation expense	558	280
Other	(97)	97
Change in assets and liabilities:
Accounts receivable - net	10,045	(11,587)
Inventories	(6,006)	6,612
Other assets	(259)	(583)
Accounts payable	854	(6,656)
Accrued liabilities	(671)	3,084
Other liabilities	911	574
Net cash provided by (used in) operating activities	13,537	(5,227)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(1,272)	(2,569)
Net cash used in investing activities	(1,272)	(2,569)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in invested equity	(12,265)	7,796
Net cash (used in) provided by financing activities	(12,265)	7,796

NET CHANGE IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS:
BEGINNING OF PERIOD	-	-
END OF PERIOD	$-	$-

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

COMBINED STATEMENTS OF EQUITY

(Dollars in thousands)

		Accumulated
		Other
	Invested	Comprehensive	Total
	Equity	Income (Loss)	Equity

BALANCE - December 31, 2017	$134,096	$(209)	$133,887

TWELVE MONTHS ENDED DECEMBER 31, 2018
Net income	409	-	409
Other comprehensive income (loss), net of tax	-	(1,014)	(1,014)
Change in Invested equity	7,797	-	7,797
BALANCE - December 31, 2018	$142,302	$(1,223)	$141,079

TWELVE MONTHS ENDED DECEMBER 31, 2019
Net income	5710	-	5,710
Other comprehensive income (loss), net of tax	-	468	468
Change in Invested equity	(11,886)	-	(11,886)
BALANCE - December 31, 2019	$136,126	$(755)	$135,371

The Notes to Combined Financial Statements are an integral part of this statement.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, unless otherwise noted)

Note 1. Organization, Operations and Basis of Presentation

Honeywell International Inc. (“Honeywell” or the “Parent”) is contemplating a plan to divest its Hermes business (“Hermes”, the “Business”, the “Company”, “we” or “our”), which consists of the Retail Footwear line of business. Hermes is a business within Honeywell’s Safety and Productivity Solutions (“SPS”) reporting segment.

Hermes is an industry-leading global supplier across various end markets offering leading performance and protection-based footwear for outdoor activities. Hermes consists of five brands; The Muck Boots Company, Xtrauf, Ranger, Neos, and Servus.

These Combined Financial Statements were derived from the consolidated financial statements and accounting records of Honeywell. These Combined Financial Statements reflect the combined historical results of operations, financial position and cash flows of Hermes as they were historically managed in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

All intracompany transactions have been eliminated as described in Note 3. Related Party Transactions with Honeywell.

Honeywell uses a centralized approach to cash management and financing of its operations. All of the Business’s cash is transferred to Honeywell daily and Honeywell funds the Business’s operating and investing activities as needed. This arrangement is not reflective of the manner in which the Business would have been able to finance its operations had it been a stand-alone business separate from Honeywell during the periods presented. Cash transfers to and from Honeywell’s cash management accounts are reflected in the Combined Balance Sheet as Invested equity, and in the Combined Statements of Cash Flows as net financing activities.

The Combined Financial Statements include certain assets and liabilities that have historically been held at the Honeywell corporate level but are specifically identifiable or otherwise attributable to Hermes. The cash and cash equivalents held by Honeywell at the corporate level are not specifically identifiable to Hermes and therefore were not attributed for any of the periods presented. Honeywell’s third-party debt and the related interest expense have not been allocated for any of the periods presented as Honeywell’s borrowings were not directly attributable to Hermes. Honeywell provides certain services, such as legal, accounting, information technology, human resources and other infrastructure support, on behalf of the Business. The cost of these services has been allocated to the Business on the basis of the proportion of net sales. The Business and Honeywell consider these allocations to be a reasonable reflection of the benefits received by the Business. However, the financial information presented in these Combined Financial Statements may not reflect the combined financial position, operating results and cash flows of the Business had the Business been a separate stand-alone entity during the periods presented. Actual costs that would have been incurred if the Business had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. We consider the basis on which the expenses have been allocated to be a reasonable reflection of the utilization of services provided to or the benefits received by the Business during the periods presented.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Note 2. Summary of Significant Accounting Policies

Principles of Combination—The Hermes Combined Financial Statements have been prepared on a stand-alone basis and include business units of Hermes.

Trade Receivables and Allowance for Doubtful Accounts—Trade accounts receivable are recorded at the invoiced amount as a result of transactions with customers. The Business maintains allowances for doubtful accounts for estimated losses as a result of customers’ inability to make required payments. The Business estimates anticipated losses from doubtful accounts based on days past due as measured from the contractual due date and historical collection history. The Business also takes into consideration changes in economic conditions that may not be reflected in historical trends, for example customers in bankruptcy, liquidation or reorganization. Receivables are written-off against the allowance for doubtful accounts when they are determined uncollectible. Such determination includes analysis and consideration of the particular conditions of the account, including time intervals since last collection, customer performance against agreed upon payment plans, solvency of customer and any bankruptcy proceedings.

Inventories—Inventories are stated at the lower of cost or market, determined on a first-in, first-out basis, including direct material costs and direct and indirect manufacturing costs, or net realizable value. Reserves are maintained for obsolete, inactive and surplus items.

Property, Plant and Equipment—Property, plant and equipment are recorded at cost, including any asset retirement obligations, less accumulated depreciation. For financial reporting, the straight-line method of depreciation is used over the estimated useful lives of 10 to 50 years for buildings and improvements, and 3 to 15 years for machinery and equipment.

Leases—At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The assessment is based on (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether the Company has the right to direct the use of the asset.

All significant lease arrangements are generally recognized at lease commencement. Operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at commencement. A ROU asset and corresponding lease liability are not recorded for leases with an initial term of 12 months or less (short term leases), and we recognize lease expense for these leases as incurred over the lease term.

ROU assets represent our right to use an underlying asset during the reasonably certain lease term, and lease liabilities represent our obligation to make lease payments arising from the lease. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in determining the lease liability. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred. The operating lease ROU asset also includes any lease payments related to initial direct cost and prepayments and excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term. We have lease agreements with lease and non-lease components, which are generally accounted for separately.

The Company uses Honeywell’s incremental borrowing rate, which is based on the information available at the lease commencement date, in determining the present value of the lease payments. In determining the borrowing rate, we consider the lease term, secured incremental borrowing rate, and for leases denominated in a currency different than U.S. dollar, the collateralized borrowing rate in the foreign currency using the U.S. dollar and foreign currency swap spread, when available.

Goodwill and Indefinite-Lived Intangible Assets—Goodwill and indefinite-lived intangible assets are subject to impairment testing annually as of March 31, and whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. This testing compares carrying values to fair values and, when necessary, the carrying value of these assets is impaired. For the years ended December 31, 2019 and 2018, there was no impairment.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Warranties and Guarantees—Expected warranty costs for products sold are recognized based on an estimate of the amount that eventually will be required to settle such obligations. These accruals are based on factors such as past experience, length of the warranty and various other considerations. Costs of product recalls, which may include the cost of the product being replaced as well as the customer’s cost of the recall, including labor to remove and replace the recalled part, are accrued as part of our warranty accrual at the time an obligation becomes probable and can be reasonably estimated. These estimates are adjusted from time to time based on facts and circumstances that impact the status of existing claims

Sales Recognition—Sales are recognized when or as the Company transfers control of the promised products to its customers. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring goods.

The terms of a contract or the historical business practice can give rise to variable consideration due to, but not limited to, cash-based incentives, rebates, performance awards, or credits. We estimate variable consideration at the most likely amount we will receive from customers. We include estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized for such a transaction will not occur, or when the uncertainty associated with the variable consideration is resolved. Our estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of our anticipated performance and all information (historical, current and forecasted) that is reasonably available to us.

Research and Development—The Business conducts research and development (“R&D”) activities, which consist primarily of the development of new products and product applications. R&D costs are charged to expense as incurred. Such costs are included in Cost of goods sold and amount to $70 thousand and $332 thousand for the years ended December 31, 2019 and 2018, respectively.

Stock-Based Compensation Plans—Certain Hermes employees participate in stock-based compensation plans sponsored by Parent. Awards granted under the plans primarily consist of stock options and restricted stock units (“RSUs”) and are based on Parent’s common shares and, as such, are reflected in Invested equity within the Combined Statements of Equity. The cost for such awards is measured at the grant date based on the fair value of the award. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods (generally the vesting period of the equity award) and is included in Selling, general and administrative expenses in the Combined Statements of Operations.

Foreign Currency Translation—Assets and liabilities of operations outside the United States with a functional currency other than U.S. Dollars are translated into U.S. Dollars using year-end exchange rates. Sales, costs and expenses are translated at the average exchange rates in effect during the year. Foreign currency translation gains and losses are included as a component of Accumulated other comprehensive income (loss).

Income Taxes—The tax provision has been calculated as if the carve-out entity was operating on a stand-alone basis and filed separate tax returns in the jurisdiction in which it operates. The effects of tax adjustments and settlements from taxing authorities are presented in our Combined Financial Statements in the period to which they relate as if we were a separate filer. Our current obligations for taxes are settled with our Parent on an estimated basis and adjusted in later periods as appropriate. All income taxes due to or due from our Parent that have not settled or recovered by the end of the period are reflected in Invested equity within the Combined Financial Statements. We are subject to income tax in the United States (federal, state and local) as well as other jurisdictions in which we operate.

The provision for income tax expense is based on our income, the statutory tax rates and other provisions of the tax laws applicable to us in each of these various jurisdictions. These laws are complex, and their application to our facts is at times open to interpretation. The process of determining our combined income tax expense includes significant judgments and estimates, including judgments regarding the interpretation of those laws. Our provision for income taxes and our deferred tax assets and liabilities incorporate those judgments and estimates, and reflect management’s best estimate of current and future income taxes to be paid.

Deferred tax assets and liabilities relate to temporary differences between the financial reporting and income tax bases of our assets and liabilities, as well as the impact of tax loss carryforwards or carrybacks. Deferred income tax expense or benefit represents the expected increase or decrease to future tax payments as these temporary differences reverse over time. Deferred tax assets are specific to the jurisdiction in which they arise, and are recognized subject to management’s judgment that realization of those assets is “more likely than not.” In making decisions regarding our ability to realize tax assets, we evaluate all positive and negative evidence, including projected future taxable income, taxable income in carryback periods, expected reversal of deferred tax liabilities, and the implementation of available tax planning strategies.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Significant judgment is required in evaluating tax positions. We establish additional reserves for income taxes when, despite the belief that tax positions are fully supportable, there remain certain positions that do not meet the minimum recognition threshold. The approach for evaluating certain and uncertain tax positions is defined by the authoritative guidance which determines when a tax position is more likely than not to be sustained upon examination by the applicable taxing authority. In the normal course of business, the Hermes business is examined by various federal, state and foreign tax authorities. We regularly assess potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of our provision for income taxes. We continually assess the likelihood and amount of potential adjustments and adjust the income tax provision, the current tax liability and deferred taxes in the period in which the facts that give rise to a change in estimate become known.

The tax provision has been calculated as if the carve-out entity was operating on a stand-alone basis and filed separate tax returns in the jurisdiction in which it operates. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of the actual tax balances prior to or subsequent to the carve-out.

Use of Estimates—The preparation of the Business’s Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the Combined Financial Statements and related disclosures in the accompanying Notes. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed, and the effects of changes are reflected in the Combined Financial Statements in the period they are determined to be necessary.

Recent Accounting Pronouncements—We consider the applicability and impact of all Accounting Standards Updates (ASUs) issued by the Financial Accounting Standards Board (FASB). ASUs not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on our combined results of operations, financial position and cash flows (combined financial statements).

In December 2019, the FASB issued an accounting standard update to simplify the accounting for income taxes. The standard’s amendments include changes in various subtopics of accounting for income taxes including, but not limited to, accounting for “hybrid” tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, intraperiod tax allocation exception to incremental approach, ownership changes in investments, interim-period accounting for enacted changes in tax law, and year-to date loss limitation in interim-period tax accounting. The guidance is effective for fiscal years beginning after December 15, 2020 with early adoption permitted, including the interim periods within those years. We are currently evaluating impacts of these amendments on our Combined Financial Statements, and related notes to the Combined Financial Statements. We do not expect the adoption of this standard to have a material impact on the Combined Financial Statements.

In June 2016, the FASB issued accounting standard that requires companies to utilize an impairment model (current expected credit loss, or CECL) for most financial assets measured at amortized cost and certain other financial instruments, which include, but are not limited to, trade and other receivables. This accounting standard will replace the incurred loss model under current GAAP with a model that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to estimate those losses. Effective January 1, 2020, the Company adopted this standard. The adoption of this standard does not have a material impact on our Combined Financial Statements

Note 3. Related Party Transactions with Honeywell

The Combined Financial Statements have been prepared on a stand-alone basis and are derived from the Consolidated Financial Statements and accounting records of Honeywell.

Honeywell provided certain services, such as legal, accounting, information technology, human resources and other infrastructure support, on behalf of the Business. The cost of these services has been allocated to the Business on the basis of the proportion of net sales. The Business and Honeywell consider the allocations to be a reasonable reflection of the benefits received by the Business. During the years ended December 31, 2019 and December 31, 2018, Hermes was allocated $13,744 thousand and $11,167 thousand, respectively, of general corporate expenses incurred by Honeywell and such amounts are included within Selling, general and administrative expenses in the Combined Statements of Operations. As certain expenses reflected in the Combined Financial Statements include allocations of corporate expenses from Honeywell, these statements could differ from those that would have been prepared had Hermes operated on a stand-alone basis.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Honeywell uses a centralized approach for the purpose of cash management and financing of its operations. The Business’s cash is transferred to Honeywell daily and Honeywell funds the Business’s operating and investing activities as needed. The Company operates a centralized non-interest-bearing cash pool in the U.S. and regional interest-bearing cash pools outside of the U.S. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Balance Sheets as Invested equity.

Net transfers to and from Honeywell are included within Invested equity on the Combined Statements of Equity. The components of the net transfers to and from Honeywell as of December 31, 2019 and 2018 are as follows:

	Years Ended December 31,
	2019	2018
General financing activities	$(26,188)	$(3,650)
Corporate allocations	13,744	11,167
Stock compensation expense	558	280
Net (decrease) increase in invested equity	$(11,886)	$7,797

Note 4. Income Taxes

Income before taxes

	Years Ended December 31,
	2019	2018
U.S.	$13,747	$7,015
Non-U.S.	(3,779)	(4,203)
	$9,968	$2,812

Tax expense (benefit)

	2019	2018
Current:
U.S. Federal	$3,219	$1,437
U.S. State	613	280
Non-U.S.	933	791
	$4,765	$2,508

Deferred:
U.S. State	$(426)	$(18)
U.S. Federal	(90)	(64)
Non-U.S.	9	(23)
	$(507)	$(105)
Total	$4,258	$2,403

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

	Years Ended December 31,
	2019	2018
The U.S. federal statutory income tax rate is reconciled
to the effective income tax rate is as follows:
U.S. federal statutory income tax rate	21.00%	21.00%
Taxes on non-U.S. earnings	1.04	1.35
U.S. state income taxes	4.22	7.72
Foreign valuation allowances	16.79	57.73
Uncertain tax positions	(0.21)	(0.64)
Non-deductible expenses	0.02	0.44
All other items - net	(0.15)	(2.14)
	42.71%	85.46%

The effective tax rate decreased by 42.75 percentage points in 2019 compared to 2018. The decrease was primarily attributable to the valuation allowances recorded on foreign losses and increased U.S income creating a larger base of pretax income. The Company’s non- U.S. effective tax rate in 2019 was (24.94)%, a decrease of approximately 6.67 percentage points compared to 2018. The year-over-year decrease in the non-U.S. effective tax rate was primarily driven by the mix of foreign earnings.

Deferred tax assets (liabilities)

The tax effects of temporary differences and tax carryforwards which give rise to future income tax benefits and payables are as follows:

	2019	2018
Deferred tax assets:
Other accruals and reserves	$875	$556
Net operating and capital losses	3,221	1,521
Inventory	617	424
Other accruals and reserves	105	101
Gross deferred tax assets	4,818	2,602
Valuation allowances	(3,327)	(1,623)
Total deferred tax assets	1,491	979

Deferred tax liabilities:
Property, plan and equipment	147	351
Intangible assets	4,275	4,282
Other	413	197
Total deferred tax liabilities	4,835	4,830

Net deferred tax liability	$3,344	$3,851

Our gross deferred tax assets include $3,354 thousand related to non-U.S. operations comprised principally of net operating losses carryforwards (mainly in Canada and United Kingdom) and deductible temporary differences. We maintain a valuation allowance of $3,327 thousand against a portion of the non-U.S. gross deferred tax assets. The change in the valuation allowance resulted in increases of $1,675 thousand and $1,623 thousand to tax expense in 2019 and 2018, respectively. In the event we determine that we will not be able to realize our net deferred tax assets in the future, we will reduce such amounts through an increase to tax expense in the period such determination is made. Conversely, if we determine that we will be able to realize net deferred tax assets in excess of the carrying amounts, we will decrease the recorded valuation allowance through a reduction to Tax expense in the period that such determination is made.

As of December 31, 2019 and 2018 our net operating loss, capital loss and tax credit carryforwards were as follows:

		December 31,
	Expiration Period	2019	2018
Taxing Authority Jurisdiction:
Non-U.S.	Indefinite	$8,568	$5,002
Non-U.S.	2038-2039	6,542	2,499
		$15,110	$7,501

Many jurisdictions impose limitations on the timing and utilization of net operating loss carryforwards. In those instances where the net operating loss or tax credit carryforward will not be utilized in the carryforward period due to the limitation, the deferred tax asset and amount of the carryforward have been reduced.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

	2019	2018
Change in unrecognized tax benefits
Balance at beginning of year	$106	$128
Gross increases related to current period tax positions	8	9
Gross increases related to prior periods tax positions	(29)	(30)
Foreign currency translation	-	(1)
Balance at end of year	$85	$106

As of December 31, 2019 and 2018 there were $85 thousand and $106 thousand of unrecognized tax benefits, respectively, that if recognized would be recorded as a component of income tax expense.

The following table summarizes tax years that remain subject to examination by major tax jurisdictions as of December 31, 2019:

Open Tax Years Based on Originally
Filed Returns
	Examination in	Examination Not
Taxing Authority Jurisdiction:	Progress	Yet Initiated
U.S. Federal	2015-2016	2017-2019
U.S. State	2011-2017	2012-2018
Australia	N/A	2016-2019
Canada	2015-2017	2018-2019
China	2009-2018	2019
France	N/A	2017-2019
United Kingdom	2013-2017	2018-2019

Based on the outcome of these examinations, or as a result of the expiration of statute of limitations for specific jurisdictions, it is reasonably possible that certain unrecognized tax benefits for tax positions taken on previously filed tax returns will materially change from those recorded as liabilities in our Combined Financial Statements. In addition, the outcome of these examinations may impact the valuation of certain deferred tax assets (such as net operating losses) in future periods.

Unrecognized tax benefits for examinations in progress were $0 thousand and $29 thousand as of December 31, 2019, and December 31, 2018, respectively. Estimated interest and penalties related to the underpayment of income taxes are classified as a component of Tax expense in the Combined Statement of Operations and totaled $0 thousand of expense and $2 thousand of expense for the years ended December 31, 2019 and December 31, 2018, respectively. Accrued interest and penalties were $22 thousand and $23 thousand as of December 31, 2019 and 2018, respectively.

Consistent with the Honeywell assertion of indefinite reinvestment, Hermes does not assert permanent reinvestment of foreign earnings. For the years ending December 31, 2018 and December 31, 2019 there are no foreign earnings available to repatriate. The U.S. imposes a tax on global intangible low taxed income (“GILTI”) that is earned by certain foreign affiliates owned by a U.S. shareholder. GILTI is generally intended to impose tax on earnings of a foreign corporation that are deemed to exceed a certain threshold return relative to the underlying business investment. The Company has made a policy election to treat future taxes related to GILTI as a current period expense in the reporting period in which the tax is incurred.

Note 5. Revenue Recognition and Contracts with Customers

Adoption

On January 1, 2018, the Company adopted new guidance on revenue from contracts with customers using the modified retrospective method applied to contracts that were not completed as of January 1, 2018. As a result of adopting the new guidance, the Company determined there are no material impacts on the Combined Financial Statements as the Company’s previous revenue recognition methodology was consistent with the new standard.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Disaggregated Revenue

We recognize our revenue through the sale of our products across various regions.

	December 31,	December 31,
	2019	2018
Americas	$193,901	$183,224
EMEA(1)	8,886	10,753
APAC(2)	241	518
	$203,028	$194,495

1EMEA represents Europe, the Middle East, and Africa

2APAC represents Asia-Pacific, Australia, and China

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good to the customer, and is defined as the unit of account. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Each product sold to a customer typically represents a distinct performance obligation.

Substantially all of our revenue is recognized at a point in time when performance obligations are satisfied. Performance obligations are supported by contracts with customers, providing a framework for the nature of the distinct goods. The timing of satisfying the performance obligation is typically indicated by the terms of the contract. All performance obligations are expected to be satisfied within one year.

The timing of satisfaction of our performance obligations does not significantly vary from the typical timing of payment. For some contracts, we may be entitled to receive an advance payment.

We have applied the practical expedient to not disclose the value of remaining performance obligations for (i) contracts with an original expected term of one year or less or (ii) contracts for which we recognize revenue in proportion to the amount we have the right to invoice for services performed.

Note 6. Accounts Receivables—Net

	December 31,	December 31,
	2019	2018
Accounts receivable	$46,297	$57,455
Less - allowance for doubtful accounts	(322)	(731)
Total	$45,975	$56,724

Note 7. Inventories

	December 31,	December 31,
	2019	2018
Raw materials	$2,580	$1,737
Finished goods	51,817	46,534
Total	$54,397	$48,271

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Note 8. Property, Plant and Equipment—Net

	December 31,	December 31,
	2019	2018
Machinery and equipment	$16,197	$15,301
Buildings and improvements	9,680	9,752
Land and improvements	287	291
Others	1,593	1,316
Total	27,757	26,660
Less - accumulated depreciation	(15,065)	(13,058)

Net Fixed Assets	$12,692	$13,602

Depreciation expense was $2,009 thousand and $1,940 thousand in 2019 and 2018, respectively.

Note 9. Other Intangible Assets—Net

Other intangible assets, net consist of definite and indefinite lived trademark intangibles. For the years ended December 31, 2019 and 2018, there was $100 thousand in gross Trademark which was fully amortized and $17,800 thousand in indefinite life intangible trademark assets.

Note 10. Accrued Liabilities

	December 31,	December 31,
	2019	2018
Customer rebate reserve	$4,528	$2,998
Compensation, benefit and other employee related	1,055	1,788
Operating lease liability	670	-
Accrued freight	621	4,054
Other	2,143	941
Total	$9,017	$9,781

Note 11. Leases

Adoption

Effective January 1, 2019, the Company adopted the new lease accounting standard using the modified retrospective method of applying the new standard at the adoption date. In addition, we elected the package of practical expedients permitted under the transition guidance within the new standard. This allowed us to carry forward the historical lease classification. Adoption of this standard resulted in the recording of net operating lease right-of-use (ROU) assets and corresponding operating lease liabilities of $1,722 thousand. Financial positions for reporting periods beginning on or after January 1, 2019 are presented under the new guidance, while prior periods amounts are not adjusted and continue to be reported in accordance with previous guidance.

Our operating lease portfolio includes corporate offices and manufacturing sites. Our leases have remaining lease terms of 1 year to 3 years, some of which include options to extend the leases for 5 years or more. Operating lease ROU assets are presented within Other assets. The current portion of operating lease liabilities are presented within Accrued liabilities, and the non-current portion of operating lease liabilities are presented within Other liabilities on the Combined Balance Sheet.

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

None of our real estate leases are subject to annual changes in the Consumer Price Index (CPI).

At December 31, 2019
Operating lease cost	$546
Total lease cost	$546

Supplemental cash flow information related to leases was as follows:

December 31,
2019
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$689

Right-of-use assets obtained in exchange for lease obligations
Operating leases	$-

Supplemental balance sheet information related to leases was as follows:

	December 31,
	2019	Financial Statement Line Item
Assets:
Operating ROU Assets	$1,234	Other Assets

Liabilities:
Current
Operating	$670	Accrued liabilities
Noncurrent
Operating	1,084	Other liabilities
Total leased liabilities	$1,754

December 31,
2019
Weighted-average remaining lease term (years)
Operating leases	3

Weighted-average discount rate
Operating leases	3.0%

As of December 31, 2019, maturities of lease liabilities were as follows:

Operating
Leases
2020	$706
2021	608
2022	508
2023	-
2024	-
Thereafter	-
Total lease payments	1,822
Less: Interest	(68)
Present value of lease liabilities	$1,754

HERMES BUSINESS OF HONEYWELL INTERNATIONAL INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)

(Dollars in thousands, unless otherwise noted)

Under the previous lease accounting standard, future minimum lease payments for operating leases having initial or remaining non-cancellable lease terms in excess of one year would have been as follows:

At December 31, 2018
2019	$689
2020	706
2021	608
2022	508
2023	-
Thereafter	-
$2,511

Note 12. Financial Instruments and Fair Value Measures

Credit and Market Risk—We continually monitor the creditworthiness of our customers to which we grant credit terms in the normal course of business. The terms and conditions of our credit sales are designed to mitigate or eliminate concentrations of credit risk with any single customer.

Foreign Currency Risk Management—We conduct our business on a multinational basis in a wide variety of foreign currencies. Our exposure to market risk for changes in foreign currency exchange rates arises from international financing activities between subsidiaries, foreign currency denominated monetary assets and liabilities and transactions arising from international trade. Our primary objective is to preserve the U.S. Dollar value of foreign currency denominated cash flows and earnings.

The carrying value of accounts receivable and account payables contained in the Combined Balance Sheet approximates fair value.

Note 13. Stock-Based Compensation Plans

Honeywell maintains stock-based compensation plans for the benefit of its officers, directors and employees. The following disclosures represent stock-based compensation expenses attributable to Hermes based on the awards and terms previously granted under the Parent’s stock-based compensation plans to Hermes employees and an allocation of Parent’s corporate and shared functional employee stock-based compensation expenses. Accordingly, the amounts presented are not necessarily indicative of future awards and do not necessarily reflect the results that Hermes would have experienced as an independent company for the periods presented.

Stock-Based Compensation Expense

Stock-based compensation expense recognized in the Combined Statements of Operations approximated $558 thousand and $280 thousand for the years ended December 31, 2019 and 2018, respectively, of which $110 thousand and $45 thousand, respectively, are specifically identifiable to Hermes employees, and $448 thousand and $235 thousand, respectively, are attributable to shared employees not specifically identifiable to Hermes, allocated based on revenues.

Note 14. Commitments and Contingencies

Other Matters

We are subject to other lawsuits, investigations and disputes arising out of the conduct of our business, including matters relating to commercial transactions, government contracts, product liability, prior acquisitions and divestitures, employee benefit plans, intellectual property, and environmental, health and safety matters. We recognize a liability for any contingency that is probable of occurrence and reasonably estimable. We continually assess the likelihood of adverse judgments of outcomes in these matters, as well as potential ranges of possible losses (taking into consideration any insurance recoveries), based on a careful analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. To date, no such matters are material to the Combined Statements of Operations.

Note 15. Subsequent Events

The Business evaluated subsequent events for recognition or disclosure through December 15, 2020, the date the Combined Financial Statements were available to be issued. No significant subsequent events were noted.